SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2012

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 502(c). On December 4, 2012 the Board of Directors elected Robert J. Christensen, 56, as Chief Financial Officer and Executive Vice President, effective January 1, 2013. Mr. Christensen has served as Executive Vice President of the Company since August 2010; Senior Vice President from November 2008 to July 2010; and Vice President and General Manager of Kenworth Truck Co. from July 2002 to October 2008. He earned a degree in finance from the University of Washington, an M.B.A. from the University of Puget Sound and is a certified public accountant. Mr. Christensen will succeed Mr. Ronald E. Armstrong, President, as the Company’s principal financial officer.

Item 502(b). Ronald E. Armstrong, current principal financial officer, will continue to serve as President.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following are furnished as Exhibits to this Report.

Exhibit Number	Description

99.1	Press release announcing Executive Promotion

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date: December 10, 2012	By:	/s/ D. C. Anderson
D. C. Anderson
Vice President and General Counsel